                                                                   EXHIBIT 10.25

            CERTIFICATION AND INDEMNIFICATION OF LOST PROMISSORY NOTE

     This Certification and Indemnification of Lost Promissory Note (this "Certification"), dated February 22, 2002, is made and entered into by and between Bankrate, Inc., a Florida corporation, f/k/a Intelligent Life Corporation ("Bankrate"), and Reassure America Life Insurance Company ("REALIC"), successor by merger to The Midland Life Insurance Company ("Midland").

                                    RECITALS:

     A. Bankrate previously executed and delivered that certain "10% Convertible Subordinated Note Due 2004" dated August 20, 1999 (the "Note") in favor of Midland in the amount of Four Million Three Hundred Fifty Thousand and No/100 Dollars ($4,350,000.00), plus interest accruing at a rate per annum of ten percent (10%), a true and correct copy of which is attached to this Certification as Exhibit A.

     B. Pursuant to that certain Termination Agreement and General Release dated as of February 6, 2002 (the "Termination Agreement"), by and among Bankrate, REALIC and Gunster, Yoakley & Stewart, P.A., a Florida professional association, solely as escrow agent (the "Escrow Agent"), Bankrate agreed to pay REALIC Three Million Four Hundred Thousand and No/100 Dollars ($3,400,000.00) as repayment in full of the Note, and REALIC agreed to forgive the remaining indebtedness under the Note.

     C. The Termination Agreement requires REALIC to deliver to the Escrow Agent the originally executed Note marked "CANCELLED".

     D. REALIC has misplaced and is unable to locate the originally executed
Note.

     E. Bankrate requested REALIC to provide, and REALIC agreed to provide, this Certification and a copy of the executed Note marked cancelled in lieu of the originally executed Note to confirm the full payment and satisfaction of the Note.

     NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants, agreements, terms and conditions set forth in this Certification, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Recitals. The foregoing recitals are true and complete in all material respects and are hereby incorporated into this Certification.

2. REALIC's Representations, Warranties, Covenants and Agreements. REALIC represents, warrants, covenants and agrees as follows:

     A. The Note is paid in full;

     B. The Note and/or any right, title or interest in or to the Note has not been sold, pledged, hypothecated, assigned or otherwise transferred or encumbered;

     C. REALIC is not bound by any contract, agreement, covenant or other obligation that may or does prevent it in any manner from performing its obligations pursuant to this Certification;

     D. The officer of REALIC executing and delivering this Certification is duly authorized by REALIC to execute and deliver this Certification, and all approvals and/or consents required to enable such officer to execute and deliver this Certification have been obtained by REALIC;

     E. REALIC and its legal representatives, successors and assigns shall, at all times after the date of this Certification, indemnify and hold harmless Bankrate and its respective officers, directors, shareholders, employees, contractors, affiliates, successors, assigns, representatives, attorneys and agents (collectively, the "Bankrate Group") from, against and in respect of any and all damages, claims, losses, liabilities and reasonable expenses (including, without limitation, legal, accounting and other expenses) incurred by any member of the Bankrate Group which may arise out of, or in respect of (i) any violation or breach of this Certification by REALIC, (ii) any falsity, inaccuracy or misrepresentation set forth by REALIC in this Certification, and/or (iii) any effort or claim (with or without merit) by any government, person, firm, entity or group to collect any amount pursuant to the Note. In the event that indemnification is sought by a member(s) of the Bankrate Group pursuant to this
Section 2(E), such indemnified party(ies) shall be entitled to select their own legal counsel in their sole discretion, and the services of such legal counsel shall be at the sole cost of REALIC; and

     F. Neither the execution and delivery of this Certification, nor the performance of REALIC's obligations pursuant to this Certification, shall contravene, conflict with, or result in a violation of (i) any of REALIC's organizational or governing documents or (ii) any law, rule or regulation applicable to REALIC.

3.   Miscellaneous.

     A. Only Written Amendments to this Certification Are Permitted. The provisions of this Certification may not be amended, supplemented, waived or changed orally, but only by a writing signed by the parties and making specific reference to this Certification.

     B. Assignment Under this Certification. REALIC may not assign its obligations pursuant to this Certification without the prior written consent of Bankrate. Bankrate may assign its rights pursuant to this Certification without prior notice to REALIC.

     C. This Certification is Governed by the Laws of Florida. This Certification and all transactions contemplated by this Certification shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida, without regard for principles of conflicts of laws.

     D. Jurisdiction and Venue for any Legal Action Shall Be in Palm Beach County, Florida. Any civil action or legal proceeding arising out of or relating to this Certification shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida, West Palm Beach Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Certification, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

     E. Headings in this Certification are for Convenience Only. The headings contained in this Certification are for convenience of reference only. The headings are not considered a part of this Certification and shall not limit or affect in any way the meaning or interpretation of this Certification.

     F. Binding Effect. All of the terms and conditions of this Certification shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective legal representatives, successors, and permitted assigns, whether so expressed or not.

     G. Survival. All representations, warranties, covenants and agreements made
        --------
in this Certification or otherwise made in writing by any party pursuant to this Certification shall survive the execution and delivery of this Certification and the consummation of the transactions contemplated by this Certification.

     H. Waivers. The failure or delay of a party to at any time require
        -------
performance by another party of any provision of this Certification, even if known, shall not affect such party's right to require performance of that provision or to exercise any of its rights, powers or remedies pursuant to this Certification. Any waiver by a party of any breach of any provision of this Certification shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Certification.

     I. Counterparts. This Certification may be executed in one or more
        ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

     J. Further Assurances. The parties shall from time to time execute and
        ------------------
deliver such further and other transfers, assignments and documents, and do all matters and things, which may be convenient or necessary to more effectively and completely carry out the intentions of this Certification.

     K. No Construction Against Draftsmen. The parties acknowledge that this is
        ---------------------------------
a negotiated agreement, and that in no event shall the terms of this Certification be construed against any party on the basis that such party, or its counsel, drafted this Certification.

     L. Advice of Counsel. The parties acknowledge that they have had the
        -----------------
opportunity to consult with a lawyer regarding any questions or concerns that they may have with regard to this Certification. The parties represent that they have either done so, or knowingly declined to do so.

     M. Enforcement Costs. If any civil action, arbitration or other legal
        -----------------
proceeding is brought for the enforcement of this Certification, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Certification, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

     N. This Certification is the Entire Understanding. This Certification and
        ----------------------------------------------
its Exhibit A and the Termination Agreement represent the entire understanding
    ---------
and agreement between the parties with respect to the subject matter of the same, and supersede all other negotiations, understandings and representations, written or oral, (if any) made by and between such parties.

                       [SIGNATURES ON THE FOLLOWING PAGE]

     The parties have executed this Certification as of the day and year first above written.

                                 BANKRATE:

                                 Bankrate, Inc.


                                 By:/s/ Robert J. DeFranco
                                    -----------------------
                                 Name: Robert J. DeFranco
                                       ------------------
                                 Title: Senior Vice President-CFO
                                        -------------------------


                                 REALIC:

                                 Reassure America Life Insurance Company


                                 By:/s/ Steven E. Weingarten
                                    ------------------------
                                 Name: Steven E. Weingarten
                                       --------------------
                                 Title: Senior Vice President
                                        ---------------------